Standard Register

600 Albany St.  ·  Dayton, OH   45417

Investor and media contact:

937.221.1000  ·  937.221.1486 (fax)

Shaun C. Smith  ·  937.221.1504

www.standardregister.com

shaun.smith@standardregister.com

For Release on February 25, 2011 at 8 a.m. EST

Standard Register Reports Fourth Quarter and Full Year 2010 Financial Results

Profit Trends Improved During Quarter and Positive for the Year

DAYTON, Ohio (February 25, 2011) – Standard Register (NYSE: SR) today reported its fourth quarter and total year 2010 results.  For the quarter, the Company reported revenue of $172.7 million and a net profit of $2.2 million, or $0.08 per share. The current year fourth quarter 13-week results compare to last year’s 14-week revenue of $184.9 million and a net profit of $0.9 million, or $0.03 per share.  For the year, the Company reported revenue of $668.4 million and a net profit of $2.6 million, or $0.09 per share.  The current year 52-week results compare to last year’s 53-week revenue of $694.0 million and a net loss of $12.4 million, or $0.43 per share.

“We have made great progress during the year to stabilize revenue, improve profits and manage cash toward break-even,” stated Joseph Morgan, president and chief executive officer. “As a result, we are entering 2011 a financially stronger and more focused organization that will take advantage of the emerging opportunities in those markets in which we participate.”

Results of Operations

Revenue comparisons to the prior year are not consistent given the extra week reported during the fourth quarter 2009. However, during the quarter the Company continued to see expansion of its customer base through new contracts and growth in priority solutions even including the extra week from the prior year.

Gross margin as a percent of revenue was improved to 32.7 for the quarter versus 31.9 in the prior year.  For the year, gross margin was at 32.0 percent of revenue versus 31.8 percent of revenue in the prior year.  Favorable LIFO inventory adjustments were $1.2 million for the current quarter and $3.8 million for the year.  This compares to favorable LIFO adjustments of $1.9 million and $4.9 million for the fourth quarter and total year

2009.  Continuous improvement initiatives allowed the Company to enhance gross margin despite lower revenue units.

Selling, general and administrative expenses are also not consistent given the extra week reported during the fourth quarter 2009.  However, savings initiatives during the quarter continue to offset planned investments in technology, materials science, and key expertise to support our market development.

“All business units have shown great progress during the year in improving their operating profits,” noted Morgan.  “It is encouraging to see that the investments we made previously to support these businesses are now beginning to provide the returns we had anticipated.”

Adjusting for pension loss amortization, pension settlement losses and restructuring and impairment charges, non-GAAP adjusted net income was $5.7 million, or $0.21 per share for the fourth quarter of 2010, compared with non-GAAP adjusted net income of $3.2 million, or $0.11 per share for the fourth quarter of 2009.  On a year-to-date basis, adjusting for pension loss amortization, pension settlement losses and restructuring and impairment charges, non-GAAP adjusted net income was $15.5 million, or $0.54 per share compared with non-GAAP adjusted net income of $16.4 million, or $0.58 per share for the prior year.

Capital expenditures were $14.7 million for the year using a combination of $8.4 million in cash and $6.3 million through operating and capital lease agreements.  In addition, the Company purchased the assets of Fusion Graphics, Inc. for $2.5 million during the second quarter.  Pension funding was $24.0 million for the year.  Non-GAAP cash on a net debt basis was $5.9 million negative for the year.

“We came short of our expectations for cash this year as our year-end receivables balance grew $13 million from the previous quarter,” commented Morgan. “On the upside, this has resulted in strong positive cash flow for the start of 2011.”

Conference Call

Standard Register’s President and Chief Executive Officer Joseph Morgan and Chief Financial Officer Bob Ginnan will host a conference call at 10 a.m. EST on February 25, 2011, to review the fourth quarter and year-end results.  The call can be accessed via an audio web cast which is accessible at:  http://www.standardregister.com/investorcenter.

Presentation of Information in This Press Release

This press release may contain information that is non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.  In particular, because our outstanding debt is borrowed under a revolving credit agreement which currently permits us to borrow and repay at will up to a balance of $100 million (subject to limitations related to receivable balances and letters of credit), we measure cash flow performance prior to debt borrowing or repayment. In effect, we evaluate cash flow as the change in net debt (total debt less cash and cash equivalents).

About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate. Employing nearly a century of industry expertise, Lean Six Sigma methodologies and other leading technologies, the company helps organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape. It offers document and label solutions, technology solutions, consulting and print supply chain services to help clients manage documents throughout their enterprises. More information is available at http://www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995. Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2011 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, results of continuous improvement and other cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K that will be filed for the year ended January 2, 2011.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

###

THE STANDARD REGISTER COMPANY
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share amounts)
Fourth Quarter			Y-T-D
13 Weeks Ended	14 Weeks Ended		52 Weeks Ended	53 Weeks Ended
2-Jan-11	3-Jan-10		2-Jan-11	3-Jan-10
$ 172,684	$ 184,853	TOTAL REVENUE	$ 668,377	$ 694,016
116,207	125,863	COST OF SALES	454,796	473,446
56,477	58,990	GROSS MARGIN	213,581	220,570
		COSTS AND EXPENSES
50,684	54,270	Selling, general and administrative	204,613	205,270
370	-	Pension settlement losses	370	20,412
-	2,407	Environmental remediation	(803)	2,513
-	326	Asset impairments	-	1,176
243	748	Restructuring and other exit costs	1,733	11,513
51,297	57,751	TOTAL COSTS AND EXPENSES	205,913	240,884
5,180	1,239	INCOME (LOSS) FROM OPERATIONS	7,668	(20,314)
		OTHER INCOME (EXPENSE)
(572)	(273)	Interest expense	(2,189)	(1,197)
(536)	35	Other (expense) income	(333)	390
(1,108)	(238)	Total other expense	(2,522)	(807)
4,072	1,001	INCOME (LOSS) BEFORE INCOME TAXES	5,146	(21,121)
1,887	129	Income Tax Expense (Benefit)	2,503	(8,724)
$ 2,185	$ 872	NET INCOME (LOSS)	$ 2,643	$ (12,397)

28,948	28,859	Average Number of Shares Outstanding - Basic	28,917	28,836
28,955	28,914	Average Number of Shares Outstanding - Diluted	28,944	28,836
$ 0.08	$ 0.03	BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ 0.09	$ (0.43)
$ 0.05	$ 0.05	Dividends per share declared for the period	$ 0.20	$ 0.20
		MEMO:
$ 5,507	$ 6,901	Depreciation and amortization	$ 23,255	$ 25,044
$ 4,668	$ 2,844	Pension loss amortization	$ 18,672	$ 14,598

		SEGMENT OPERATING RESULTS
		(Dollars in thousands)
Fourth Quarter			Y-T-D
13 Weeks Ended	14 Weeks Ended		52 Weeks Ended	53 Weeks Ended
2-Jan-11	3-Jan-10		2-Jan-11	3-Jan-10
		REVENUE
$ 43,892	$ 50,857	Financial Services	$ 175,677	$ 193,203
43,644	46,227	Commercial Markets	165,888	170,107
87,536	97,084	Total Commercial	341,565	363,310
66,315	70,357	Healthcare	250,963	265,850
18,833	17,412	Industrial	75,849	64,856
$ 172,684	$ 184,853	Total Revenue	$ 668,377	$ 694,016
		GROSS MARGIN
$ 13,105	$ 14,791	Financial Services	$ 52,244	$ 56,184
11,276	11,088	Commercial Markets	42,963	44,971
24,381	25,879	Total Commercial	95,207	101,155
24,771	26,230	Healthcare	91,926	96,475
6,112	4,950	Industrial	22,675	18,024
1,213	1,931	LIFO adjustment	3,773	4,916
$ 56,477	$ 58,990	Total Gross Margin	$ 213,581	$ 220,570
		NET INCOME (LOSS) BEFORE TAXES
$ 2,438	$ 1,851	Financial Services	$ 7,361	$ 7,914
(502)	(2,090)	Commercial Markets	(4,011)	(3,981)
1,936	(239)	Total Commercial	3,350	3,933
6,676	6,027	Healthcare	19,575	22,553
660	(355)	Industrial	239	(1,304)
(5,200)	(4,432)	Unallocated	(18,018)	(46,303)
$ 4,072	$ 1,001	Total Net Income (Loss) Before Taxes	$ 5,146	$ (21,121)

		BALANCE SHEET
		(Dollars in thousands)
			2-Jan-11	3-Jan-10
		ASSETS
		Cash and cash equivalents	$ 531	$ 2,404
		Accounts and notes receivable	122,308	108,524
		Inventories	29,253	33,625
		Other current assets	20,953	24,504
		Total current assets	173,045	169,057
		Plant and equipment	74,149	85,740
		Goodwill and intangible assets	8,822	6,557
		Deferred taxes	102,996	104,691
		Other assets	10,819	13,676
		Total assets	$ 369,831	$ 379,721

		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current portion long-term debt	$ 1,467	$ 35,868
		Other current liabilities	77,296	77,349
		Deferred compensation	6,306	7,699
		Long-term debt	42,926	-
		Retiree healthcare obligation	4,931	7,425
		Pension benefit obligation	185,174	202,146
		Other long-term liabilities	6,883	7,080
		Shareholders' equity	44,848	42,154
		Total liabilities and shareholders' equity	$ 369,831	$ 379,721
		CONSOLIDATED STATEMENTS OF CASH FLOWS
		(Dollars in thousands)
			52 Weeks Ended	53 Weeks Ended
			2-Jan-11	3-Jan-10
		Net income (loss) plus non-cash items	$ 48,128	$ 54,369
		Working capital	(4,112)	3,618
		Restructuring payments	(5,409)	(9,872)
		Contributions to qualified pension plan	(24,000)	(20,600)
		Other	(2,819)	(8,341)
		Net cash provided by operating activities	11,788	19,174
		Capital expenditures, net	(8,403)	(8,844)
		Acquisition	(2,464)	-
		Proceeds from sale of equipment	359	634
		Net cash used in investing activities	(10,508)	(8,210)
		Net change in borrowings under credit facility	4,019	2,010
		Principal payments on long-term debt	(1,477)	(159)
		Dividends paid	(5,807)	(11,026)
		Other	153	201
		Net cash used in financing activities	(3,112)	(8,974)
		Effect of exchange rate	(41)	132
		Net change in cash	$ (1,873)	$ 2,122
		RECONCILIATION OF GAAP TO NON-GAAP MEASURES
		(Dollars in thousands, except per share amounts)
Fourth Quarter			Y-T-D
13 Weeks Ended	14 Weeks Ended		52 Weeks Ended	53 Weeks Ended
2-Jan-11	3-Jan-10		2-Jan-11	3-Jan-10
$ 2,185	$ 872	GAAP Net Income (Loss)	$ 2,643	$ (12,397)
		Adjustments:
4,668	2,844	Pension loss amortization	18,672	14,598
370	-	Pension settlement losses	370	20,412
758	1,074	Restructuring and impairment charges*	2,248	12,689
(2,302)	(1,556)	Tax effect of adjustments (at statutory tax rates)	(8,454)	(18,941)
$ 5,679	$ 3,234	Non-GAAP Net Income	$ 15,479	$ 16,361
$ 0.08	$ 0.03	GAAP Income (Loss) Per Share	$ 0.09	$ (0.43)
		Adjustments, net of tax:
0.10	0.06	Pension loss amortization	0.39	0.31
0.01	-	Pension settlement losses	0.01	0.43
0.02	0.02	Restructuring and impairment charges*	0.05	0.27
$ 0.21	$ 0.11	Non-GAAP Income Per Share	$ 0.54	$ 0.58
		GAAP Net Cash Flow	$ (1,873)	$ 2,122
		Adjustments:
		Credit facility borrowed	(4,019)	(2,010)
		Non-GAAP Net Cash Flow	$ (5,892)	$ 112
*includes impairment recorded in other income